Exhibit 99.1

Heritage Insurance Holdings, Inc. Reports Financial Results for Third Quarter of 2018

Clearwater, FL: Heritage Insurance Holdings, Inc. (NYSE:HRTG) (“Heritage” or the “Company”), a property and casualty insurance holding company, today reported its financial results for the fiscal quarter ended September 30, 2018.

Third Quarter 2018 Highlights

•	Third quarter 2018 net income of $6.0 million ($0.23 per diluted share) and GAAP operating income of $14.2 million

•	Premiums in force increased 55% year-over-year to $923 million and gross premums written increased 51% to $233.6 million over the same period, primarily reflecting inclusion of NBIC

•	Personal lines Tri-County Florida TIV accounted for only 5.7% of companywide TIV, down 9.2 points year-over-year, reflecting exposure management efforts and diversification outside Florida

•	New non-catastrophe Tri-County Florida claims count down 31% year-to-date

•	$3.2 million of favorable prior year reserve development

•	Expanded relationship with GEICO’s insurance agency to all states (previously only NBIC states)

•	Received licenses in Virginia and Maryland, bringing total licensed count to 15 states

•	Book value per share of $15.16, up 18% year-over-year; $390.6 million of stockholders’ equity

•	Board of Directors declared a regular quarterly dividend of $0.06 per share

Bruce Lucas, the Company’s Chairman and CEO, said, “We reported a solid third quarter despite retaining $16.6 million of catastrophe losses associated with Hurricanes Florence and Lane, as our vertically integrated structure continues to benefit results. We have continued our trend to diversify away from Florida’s Tri-County, which reduces our exposure to the state’s assignment of benefits crisis. Personal lines Tri-County Florida TIV only accounted for 5.7% of our overall third quarter 2018 book of business, down 9.2 points year-over-year. We’re also continuing to expand outside Florida and recently received licenses in Maryland and Virginia, bringing our total licensed count to 15 states and look forward to new growth opportunities.

Results of Operations

The following table summarizes our results of operations for the three and nine months ended September 30, 2018 and 2017 (amounts in thousands, except percentages and per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change		2018	2017	Change
Revenue
Gross premiums written	$233,613	$154,355	51%		$701,643	$455,845	54%
Gross premiums earned	$234,164	$153,063	53%		$692,298	$460,025	50%
Ceded premiums	$(115,926)	$(57,855)	100%		$(356,748)	$(182,189)	96%
Net premiums earned	$118,238	$95,208	24%		$335,550	$277,836	21%

Total revenues	$125,295	$101,774	23%		$355,293	$298,005	19%
Operating income	$14,216	$1,413	906%		$47,184	$26,365	79%
Income (loss) before income taxes	$8,991	$(9,221)	NM		$32,295	$11,319	185%
Net income (loss)	$5,989	$(8,696)	NM		$23,227	$3,929	491%

Per Share Data:
Book value per share	$15.16	$12.84	18		$15.16	$12.84	18%
Earnings (loss) per diluted share	$0.23	$(0.34)	NM		$0.88	$0.14	520%

Return on average equity - Net Income	6.2%	(10.4)%	16.6	pts	8.0%	1.6%	6.4	pts

Ratios to Gross Premiums Earned:
Ceded premium ratio	49.5%	37.8%	11.7	pts	51.5%	39.6%	11.9	pts
Gross loss ratio	25.1%	41.8%	(16.7)	pts	25.7%	34.1%	(8.4)	pts
Gross expense ratio	22.4%	23.8%	(1.4)	pts	18.8%	25.0%	(6.2)	pts
Combined expense ratio - Gross	97.0%	103.4%	(6.4)	pts	96.0%	98.7%	(2.7)	pts

Ratios to Net Premiums Earned:
Net loss ratio	49.6%	67.3%	(17.7)	pts	53.0%	56.4%	(3.4)	pts
Net expense ratio	44.3%	38.2%	6.1	pts	38.8%	41.4%	(2.6)	pts
Combined expense ratio - Net	93.9%	105.5%	(11.6)	pts	91.8%	97.8%	(6.0)	pts

*NM = not meaningful

Ratios

Ceded premium ratio. Our ceded premium ratio represents ceded premiums as a percentage of gross premiums earned.

Gross loss ratio. Our gross loss ratio represents net losses and loss adjustment expenses as a percentage of gross premiums earned.

Net loss ratio. Our net loss ratio represents net losses and loss adjustment expenses as a percentage of net premiums earned.

Gross expense ratio. Our gross expense ratio represents policy acquisition costs and general and administrative expenses (“G&A”) as a percentage of gross premiums earned. Ceding commission income is reported as a reduction of policy acquisition costs and G&A expenses.

Net expense ratio. Our net expense ratio represents policy acquisition costs and G&A expenses as a percentage of net premiums earned. Ceding commission income is reported as a reduction of policy acquisition costs and G&A expenses.

Combined ratios. Our gross combined ratio represents the sum of ceded premiums, net losses and loss adjustment expenses, policy acquisition costs and G&A expenses as a percentage of gross premiums earned. Our net combined ratio represents the sum of net losses and loss adjustment expenses, policy acquisition costs and G&A expenses as a percentage of net premiums earned. The combined ratio is the key measure of underwriting performance traditionally used in the property and casualty insurance industry. A combined ratio under 100% generally reflects profitable underwriting results.

Quarterly Financial Results

Net income (loss) for the third quarter of 2018 was $6.0 million compared to ($8.7) million for the third quarter of 2017. The increase primarily reflects net income associated with the inclusion of Narragansett Bay Insurance Company (“NBIC”), acquired on November 30, 2017, income from hurricane mitigation activity, the prior year quarter’s inclusion of a $6.9 million non-cash charge associated with Heritage’s convertible debt and a reduction in retained catastrophe losses ($16.6 million in third quarter of 2018 vs. $20.0 million in the prior year quarter).

Gross premiums written were $233.6 million in the third quarter of 2018, up 51.2% from $154.4 million in the prior year quarter. The increase primarily stems from inclusion of NBIC, partly offset by a decrease in Florida premiums related to exposure management efforts aimed largely at Broward and Miami-Dade counties.

Gross premiums earned were $234.2 million in the third quarter of 2018, up 53.0% from $153.1 million in the prior year quarter. This increase stems from the same items impacting gross premiums written.

The ceded premium ratio was 49.5% in the third quarter of 2018, up 11.7 points from 37.8% in the prior year quarter. The increase is attributable to inclusion of NBIC, which has a higher ceded premium ratio than the legacy Heritage entity due to its quota share reinsurance agreements. Excluding NBIC, but including reinsurance synergies, the Company’s ceded premium ratio would have been 35.0% for the third quarter of 2018.

The net loss ratio was 49.6% in the third quarter of 2018, down 17.7 points from 67.3% in the prior year quarter. The decrease stems from increased hurricane mitigation activity and lower retained catastrophe losses in the current year quarter.

The Company’s net expense ratio was 44.3% in the third quarter of 2018, up 6.1 points from 38.2% in the prior year quarter. The increase stems from non-recurring business acquisition related expenses and NBIC-related integration costs, partly offset by $18.1 million of ceding commissions associated with NBIC’s quota share reinsurance contracts.

The net combined ratio was 93.9% in the third quarter of 2018, down 11.6 points from 105.5% in the prior year quarter. The decrease stems from net loss ratio improvement, partly offset by net expense ratio deterioration, as described above.

Book Value Analysis

Third quarter 2018 book value per share increased 18% year-over-year to $15.16.

	As Of
Book Value Per Share	September 30, 2018	December 31, 2017	September 30, 2017
Numerator:
Common stockholders’ equity	$390,556	$379,816	$301,681

Denominator:
Total Shares Outstanding	25,769,804	25,885,004	23,500,174

Book Value Per Common Share	$15.16	$14.67	$12.84

Conference Call Details:

Thursday, November 1, 2018 – 8:30 a.m. EDT

Participant Dial-in Numbers Toll Free: 1-888-346-3095

Participant International Dial In: 1-412-902-4258

Canada Toll Free: 1-855-669-9657

Webcast:

To listen to the live webcast, please go to http://investors.heritagepci.com/. This webcast will be archived and accessible on the Company’s website.

HERITAGE INSURANCE HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	September 30, 2018	December 31, 2017
ASSETS	(unaudited)
Fixed maturity securities, available for sale, at fair value (amortized cost of $528,139 and $552,458 in 2018 and 2017, respectively)	515,541	$549,796
Equity securities, available for sale, at fair value (cost of $16,906 and $17,548 in 2018 and 2017, respectively)	15,709	17,217

Total investments	531,250	567,013
Cash and cash equivalents	221,524	153,697
Restricted cash	12,250	20,833
Accrued investment income	3,753	5,057
Premiums receivable, net	68,621	67,757
Reinsurance recoverable on paid and unpaid claims	324,826	357,357
Prepaid reinsurance premiums	282,649	227,764
Income taxes receivable	36,249	37,338
Deferred policy acquisition costs, net	75,702	41,678
Property and equipment, net	18,480	18,748
Intangibles, net	81,911	101,626
Goodwill	152,459	152,459
Other assets	15,653	19,883

Total Assets	$1,825,327	$1,771,210

LIABILITIES AND STOCKHOLDERS’ EQUITY
Unpaid losses and loss adjustment expenses	$421,095	$470,083
Unearned premiums	484,680	475,334
Reinsurance payable	217,022	17,577
Long-term debt, net	178,330	184,405
Deferred income tax	11,963	34,333
Advance premiums	33,435	23,648
Accrued compensation	10,486	16,477
Accounts payable and other liabilities	77,760	169,537

Total Liabilities	$1,434,771	$1,391,394

Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.0001 par value, 50,000,000 shares authorized, 26,569,804 shares issued and 25,769,804 outstanding at September 30, 2018 and 26,560,004 shares issued and 25,885,004 outstanding at December 31, 2017	3	3
Additional paid-in capital	295,500	294,836
Accumulated other comprehensive loss	(9,583)	(3,064)
Treasury stock, at cost, 7,214,797 shares at September 30, 2018 and 7,099,597 shares at December 31, 2017	(89,185)	(87,185)
Retained earnings	193,821	175,226

Total Stockholders’ Equity	390,556	379,816

Total Liabilities and Stockholders’ Equity	$1,825,327	$1,771,210

HERITAGE INSURANCE HOLDINGS, INC.

Condensed Consolidated Statements of Operations and Other Comprehensive (Loss) Income

(Amounts in thousands, except per share and share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES:
Gross premiums written	$233,613	$154,355	$701,643	$455,845
Change in gross unearned premiums	551	(1,292)	(9,345)	4,180

Gross premiums earned	234,164	153,063	692,298	460,025
Ceded premiums	(115,926)	(57,855)	(356,748)	(182,189)

Net premiums earned	118,238	95,208	335,550	277,836
Net investment income	3,847	2,735	9,704	8,210
Net realized gains (losses)	5	365	(307)	1,011
Other revenue	3,205	3,466	10,346	10,948

Total revenues	125,295	101,774	355,293	298,005
EXPENSES:
Losses and loss adjustment expenses	58,695	64,035	177,775	156,728
Policy acquisition costs, net of ceding commission income for the three and nine months ended September 30, 2018, of $13,781 and $42,097 respectively	26,569	20,906	58,167	66,086
General and administrative expenses, net of ceding commission income for the three and nine months ended September 30, 2018, of $4,526 and $13,772 respectively	25,815	15,420	72,167	48,826

Total expenses	111,079	100,361	308,109	271,640

Operating income	14,216	1,413	47,184	26,365
Interest expense, net	5,225	3,751	15,431	8,163
Other non-operating income, net	—	6,883	(542)	6,883

Income (loss) before income taxes	8,991	(9,221)	32,295	11,319

Provision for income taxes	3,002	(525)	9,068	7,390

Net income (loss)	$5,989	$(8,696)	$23,227	$3,929

OTHER COMPREHENSIVE (LOSS) INCOME
Change in net unrealized (losses) gains on investments	(2,895)	593	(9,918)	8,473
Reclassification adjustment for net realized investment (gains) losses	(5)	(365)	307	(1,011)
Income tax (expense) benefit related to items of other comprehensive income	1,665	(81)	3,249	(2,866)

Total comprehensive (loss) income	$4,754	$(8,549)	$16,865	$8,525

Weighted average shares outstanding
Basic	25,631,871	25,883,267	25,663,415	27,647,146

Diluted	26,046,938	25,883,267	26,340,759	27,647,146

Earnings (loss) per share
Basic	$0.23	$(0.34)	$0.91	$0.14
Diluted	$0.23	$(0.34)	$0.88	$0.14

About Heritage

Heritage Insurance Holdings, Inc. is a property and casualty insurance holding company headquartered in Clearwater, Florida. Its insurance subsidiaries, Heritage Property & Casualty Insurance Company, Zephyr Insurance Company, and Narragansett Bay Insurance Company, write approximately $923 million of personal and commercial residential premium through a large network of experienced agents. The Company is currently writing property and casualty insurance policies in Alabama, Connecticut, Florida, Georgia, Hawaii, Massachusetts, New Jersey, New York, North Carolina, Rhode Island, and South Carolina. Heritage Insurance Holdings, Inc. is led by a seasoned senior management team with an average of 25 years of insurance industry experience.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. This release includes forward-looking statements relating to our estimate of retained catastrophe losses from Hurricane Michael and the related profit from our vertically integrated loss mitigation affiliates. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the possibility that actual losses may exceed reserves; the concentration of our business in coastal states, which could be impacted by hurricane losses or other significant weather-related events such as northeastern winter storms; our exposure to catastrophic weather events; increased costs of reinsurance, non-availability of reinsurance, and non-collectability of reinsurance; our failure to effectively manage our growth and integrate acquired companies; increased competition, competitive pressures, and market conditions; our failure to accurately price the risks we underwrite; inherent uncertainty of our models and our reliance on such model as a tool to evaluate risk; the failure of our claims department to effectively manage or remediate claims; low renewal rates and failure of such renewals to meet our expectations; our failure to execute our diversification strategy; failure of our information technology systems and unsuccessful development and implementation of new technologies; a lack of redundancy in our operations; our failure to attract and retain qualified employees and independent agents or our loss of key personnel; our inability to generate investment income; our inability to maintain our financial stability rating; effects of emerging claim and coverage issues relating to legal, judicial, environmental and social conditions; the failure of our risk mitigation strategies or loss limitation methods; and changes in regulations and our failure to meet increased regulatory requirements; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 15, 2018. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Heritage Insurance Holdings Inc.

Investor Contact:

Arash Soleimani, CFA, CPA

Executive Vice President & Director of Investor Relations

727.871.0206

Email: asoleimani@heritagepci.com